                                                                   Exhibit (p)

                     BARCLAYS GLOBAL INVESTORS FUNDS, INC.
                          MASTER INVESTMENT PORTFOLIO

                              JOINT CODE OF ETHICS
                            Adopted Under Rule 17j-1

                           Effective August 16, 2000

     Barclays Global Investors Funds, Inc. ("BGIF") and Master Investment Portfolio ("MIP") (each a "Company" and collectively, the "Companies") are confident that their Directors,/1/ officers, and employees act with integrity and good faith. The Companies recognize, however, that personal interests may conflict with the Companies' interests where officers or Directors:

        .  know about present or future portfolio transactions; or

        .  have the power to influence portfolio transactions; and

        .  engage in securities transactions in their personal account(s).

     In an effort to prevent these conflicts and in accordance with Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act"), the Companies have adopted this Joint Code of Ethics (the "Code") to prohibit transactions and conduct that create conflicts of interest, and to establish reporting requirements and enforcement procedures. (Definitions of underlined terms are
                                                          ----------
included in Appendix A). Although the Companies have adopted the Code jointly pursuant to Rule 17j-1 under the 1940 Act, each Company is responsible for implementing the Code on behalf of, and for compliance therewith by, its own access persons.
--------------

I.   About BGIF, MIP and the Advisor.

     BGIF is a registered investment company that consists of multiple investment portfolios (each a "Feeder Fund" and collectively, the "Feeder Funds"). The Feeder Funds do not have their own investment advisor. Instead, each Feeder Fund invests all of its assets in a corresponding master portfolio of MIP (each a "Master Portfolio" and collectively, the "Master Portfolios") that has substantially identical investment objectives, strategies and policies as the Feeder Fund. MIP is a registered investment company that consists of multiple Master Portfolios (collectively, with the Feeder Funds, the "Funds"). Barclays Global Fund Advisors (the "Advisor") is the investment advisor for the Master Portfolios. The Advisor provides investment guidance and policy direction for each Master Portfolio. In buying and selling securities for the Master Portfolios, the Advisor employs replication and representative sampling strategies for certain Master Portfolios and mathematical allocation models for certain other Master Portfolios. Because of these investment methodologies, the personal securities activities of the Directors and officers of the Companies are less likely to create a conflict of interest than they may in investment companies that employ performance based or fundamental research driven investment or other discretionary strategies. Consequently, the Companies have considered, but not adopted, certain of the recommendations of the Investment Company Institute's Advisory Group on Personal Trading.

------------
/1/ As used herein, "Director" shall refer to the Directors of BGIF and the Trustees of MIP.

II.   About this Code of Ethics.

          A.  Who is covered by the Code?

              .   All Company officers;
                      ----------------

              .   All Directors, both interested and independent; and
                                       ---------     -----------

              .   Natural persons in a control relationship to a Fund who obtain
                                       -------
                  information concerning recommendations about the purchase or
                                                                   -----------
                  sale of any security by a Fund (Natural Control Persons).
                  ----                                    -------

          B.  What rules apply to me?

              This Code sets forth specific prohibitions regarding securities
                                                                   ----------
              transactions and sets out certain reporting requirements. For the reporting requirements that apply to you, please refer to Parts A - D, as indicated below.

                  Independent Directors          Part A
                  ---------------------
                  Interested Directors           Part B
                  --------------------
                  Company Officers               Part C
                  ----------------
                  Natural Control Persons        Part D
                          -------

III. Statement of General Principles.

     In recognition of the trust and confidence placed in the Companies by their shareholders,/2/ and because the Companies believe that their operations should benefit their shareholders, the Companies have adopted the following general principles:

          A. The interests of our shareholders are paramount. Shareholder interests must be placed before your own.

          B. You must accomplish all personal securities transactions in a manner that avoids a conflict between your personal interests and those of the Companies and our shareholders.

          C. You must avoid actions or activities that allow you or your family to profit or benefit from your position with the Companies, or that bring into question your independence or judgment.

IV.  Prohibition Against Fraud, Deceit and Manipulation.

     You cannot, in connection with the direct or indirect purchase or sale of a security held or to be acquired by a Fund:
-------------------------------

---------
/2/ As used herein, "shareholders" shall refer to the shareholders of BGIF Funds and interestholders of MIP Master Portfolios.

          A.  employ any device, scheme or artifice to defraud the Fund;

          B. make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          C. engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Fund; or

          D.  engage in any manipulative practice with respect to the Fund.


V.  Review and Enforcement of the Code.

          A.  Appointment of a Review Officer.

              A review officer (the "Review Officer") will be appointed by the Chairman of the Board of Directors of each Company ("Chairman") to perform the duties described in this Section V.

          B.  The Review Officer's Duties and Responsibilities.

              (1) The Review Officer shall notify each person who becomes an access person of a Company and is required to report under the
              -------------
              Code of their reporting obligations, no later than 10 days before the first quarter in which such person is obligated to begin reporting.

              (2) The Review Officer will, on a quarterly basis, compare all reported personal securities transactions with the Funds'
                                ----------
              completed portfolio transactions and a list of securities being
                                                             ----------------
              considered for purchase (i.e., trade lists) by the Advisor
              -----------------------
              during the quarter to determine whether a Code violation may have occurred. The Review Officer may request additional information or take any other appropriate measure that the Review Officer decides is necessary to aid in this determination. Before determining that a person has violated the Code, the Review Officer must give the person an opportunity to supply explanatory material.

              (3) If the Review Officer finds that a Code violation may have occurred, the Review Officer must create and submit a written report regarding the possible violation, together with the confidential quarterly report and any explanatory material provided by the person, to the Chairman and legal counsel ("Counsel") for a Company. The Chairman, with advice of Counsel, will determine, in his or her sole discretion, whether the person violated the Code.

              (4) No person is required to participate in a determination of whether he or she has committed a Code violation or discuss the imposition of any sanction against himself or herself.

               (5) If required, the Review Officer will submit his or her own reports (as required) to an Alternate Review Officer who will fulfill the duties of the Review Officer with respect to such reports. If a securities transaction of the Review Officer is
                              ----------
               under review for a possible violation, a Company officer
                                                        ---------------
               designated by the Chairman will act as the Alternate Review Officer for purposes of this Section V.

               (6) The Review Officer will, on an annual basis, obtain from the Advisor, or any other investment adviser to a Fund (including any sub-adviser) and the Companies' principal underwriter (if applicable) a written annual issues report and accompanying certification.

         C.    Exceptions.

               In the event that a person subject to the Code believes that he or she is unable to comply with certain provisions of the Code, the person must notify the Review Officer in writing, setting forth the reasons why he or she cannot comply with the Code.

               The Review Officer, in his or her discretion, may exempt such person from any such provisions of the Code, if the Review Officer determines that (a) the services of the person are valuable to the Company or the Advisor; (b) the failure to grant this exemption will result in an undue burden on the person or prevent the person from being able to render services to the Company or the Advisor; and (c) granting the exemption does not detrimentally affect the shareholders of the Company or the Advisor or create a risk of such an effect. The Review Officer will prepare a report documenting the nature and scope of any exemption granted, the persons involved and the reasons for granting such exemption.

               Any person granted an exemption with respect to a particular transaction must furnish the Review Officer with a written report concerning that transaction within three days of the transaction.

          D.   Sanctions.

               If the Chairman, with advice of Counsel, determines that a person violated the Code pursuant to paragraph B.(3) above, disciplinary action may be taken and sanctions may be imposed.

VI.  Recordkeeping.

     The Companies will maintain records as set forth below. These records will be maintained in accordance with Rule 31a-2 under the 1940 Act and the following requirements. They will be available for examination by representatives of the Securities and Exchange Commission and other regulatory agencies.

          A. A copy of this Code and any other code adopted by a Company which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place.

          B. A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

          C. A copy of each Quarterly, Initial and Annual Report submitted under this Code, including any information provided in lieu of such reports, will be preserved for a period of at least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.

          D. A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, and a list of those who are or were responsible for reviewing these reports, will be maintained in an easily accessible place.

          E. A copy of each annual issues report and accompanying verification, as required by Section VIII.C of this Code, must be maintained for at least five years from the end of the fiscal year in which it is made, for the first two years in any easily accessible place.

VII.  Interrelationship with Other Codes of Ethics.

          A.   General Principle.

               A person who is both an access person of a Company and an access
                                       -------------                     ------
               person of the Advisor or principal underwriter is only required
               ------
               to report under and otherwise comply with the Advisor's or principal underwriter's Rule 17j-1 code of ethics, respectively, provided that such code has been adopted pursuant to and in compliance with Rule 17j-1. Such persons, however, are still subject to the principles and prohibitions contained in Section III and IV hereof.

          B.   Procedures.

               The Advisor must:

                    (1) Submit to the Boards of Directors a copy of its code of ethics adopted pursuant to Rule 17j-1;

                    (2) Promptly furnish to the Companies, upon request, copies of any reports made under its code of ethics by any person who is also covered by the Companies' Code; and

                    (3) Promptly report to the Companies in writing any material amendments to its code of ethics, along with the certification described under Section VIII.C hereof.

VIII.  Miscellaneous.

          A.   Confidentiality.

               The Companies will endeavor to maintain the confidentiality of all personal securities transactions reports and any other information filed with the Companies under this Code. Such reports and related information, however, may be produced to the Securities and Exchange Commission and other regulatory agencies.

          B.   Interpretation of Provisions.

               The Companies' Boards of Directors may from time to time adopt such interpretations of this Code as they deem appropriate.

          C.   Annual Issues Report and Accompanying Certification.

               At least annually, each Company must provide the following to its respective Board of Directors:

               (1) a written report that describes any issues that arose during the previous year under its code and any procedures thereto, including any material code or procedural violations, and any resulting sanctions; and

               (2) a certification that it has adopted procedures reasonably necessary to prevent its access persons from violating its code.
                                        --------------

               The Companies may report to the Boards more frequently as they deem necessary or appropriate and shall do so as requested by the Boards.

          D.   Initial and Annual Acknowledgment.

               The Review Officer shall promptly provide all persons covered by this Code with a copy of the Code. In addition, all persons covered by this Code must complete the Acknowledgment included as Appendix D within 10 days of becoming an access person of
                                                           -------------
               the Companies and must submit an Acknowledgment to the Review Officer each year thereafter.

Adopted:  August 16, 2000

                                   PART A

                            Independent Directors

I.   Quarterly Reports

Each quarter, you must report any securities transactions, as well as any
                                  ----------
securities accounts you established during the quarter. You must submit your report to the Review Officer no later than 10 days after the end of each calendar quarter. A Quarterly Report form is included as Appendix B.

If you had no reportable transactions and did not open any securities accounts during the quarter, you are not required to submit a report.

You need not submit a Quarterly Report if the report would duplicate information contained in broker trade confirmations or account statements received by the Company, provided that all required information is contained in the broker trade confirmations or account statements and is received by the Review Officer no later than 10 days after the end of the calendar quarter. Please see the Review Officer for more information.

II.  What Must Be Included In Your Quarterly Reports?

          (A) You must report all transactions in securities that:  (i) you
                                                  ----------
          directly or indirectly beneficially own or (ii) because of the
                                 ------------ ---
          transaction, you acquire direct or indirect beneficial ownership.  The
                                                      --------------------
          report must also list each securities account you established during the quarter in which any securities were held for your direct or indirect benefit.

          (B) Reports of securities transactions are required only if you knew
                         ----------
          at the time of the transaction or, in the ordinary course of fulfilling your official duties as a Director, should have known, that during the 15-day period immediately preceding or following the date of your transaction, the same security was purchased or sold, or was
                                        --------
          being considered for purchase or sale, by a Fund.
          -------------------------------------

          For purposes of this exception, an independent director does not have such specific actual or constructive knowledge that a reportable security is or was purchased or sold, or was considered for purchase or sale, if such knowledge is based solely on the fact that the independent director "knew" that MIP or BGI Funds that are index or index allocation funds, purchase and sell securities comprising the indices on a daily basis.

          Note:  The "should have known" standard does not:
          ----

                 .  imply a duty of inquiry;

                 . presume you should have deduced or extrapolated from discussions or memoranda dealing with a Fund's investment strategies; or

                 . impute knowledge from your awareness of a Fund's portfolio holdings, market considerations, benchmark index, or investment policies, objectives and restrictions.

III.  What May Be Excluded from Your Quarterly Reports?

You are not required to include the following securities, transactions or accounts on your Quarterly Reports:

          (A) Purchases or sales effected for any account over which you have no direct or indirect influence or control.

          (B) Purchases of direct obligations of the U.S. Government, bankers' acceptances, bank certificates of deposit, commercial paper, high
                                                                       ----
          quality short-term debt instruments, including repurchase agreements,
          -----------------------------------
          and shares issued by registered, open-end investment companies.

You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect beneficial
                                                                 ----------
ownership in a security included in the report.
---------      --------

                                   PART B

                              Interested Directors

I.   Initial and Annual Report of Securities Holdings and Accounts.

You must provide the Review Officer with a complete listing of your securities accounts and any securities you beneficially own as of the date you first became
                 ----------     ------------ ---
subject to the Code's reporting requirements. You must submit the initial list within 10 days of the date you first became subject to the reporting requirements. Each following year, you must submit a revised list to the Review Officer showing your securities accounts and any securities you beneficially own
                                                 ----------     ------------ ---
as of a date no more than 30 days before you submit the list. An Initial Report form and an Annual Report form are included as Appendix C.

II.  Quarterly Reports.

Each quarter, you must report any securities transactions, as well as any
                                  ----------
securities accounts you established during the quarter. You must submit your report to the Review Officer no later than 10 days after the end of each calendar quarter. A Quarterly Report is included as Appendix B.

If you had no reportable transactions and did not open any securities accounts during the quarter, you are still required to submit a report. Please note on your report that you had no reportable items during the quarter, and return it, signed and dated.

You need not submit a Quarterly Report if the report would duplicate information contained in broker trade confirmations or account statements received by the Company, provided that all required information is contained in the broker trade confirmations or account statements and is received by the Review Officer no later than 10 days after the end of the calendar quarter. Please see the Review Officer for more information.

III. What Must Be Included In Your Reports?

You must report all transactions in securities that: (i) you directly or
                                    ----------
indirectly beneficially own or (ii) because of the transaction, you acquire
           ----------------
direct or indirect beneficial ownership. You also must list on the report each
                   --------------------
account in which any securities were held for your direct or indirect benefit.

IV.  What May Be Excluded from Your Reports?

You are not required to include the following securities, transactions or accounts on your reports:

          (A) Purchases or sales effected for any account over which you have no direct or indirect influence or control.

          (B) Purchases of direct obligations of the U.S. Government, bankers' acceptances, bank certificates of deposit, commercial paper, high
                                                                       ----
          quality short-term debt instruments, including repurchase agreements,
          -----------------------------------
          and shares issued by registered, open-end investment companies.

You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect beneficial
                                                                 ----------
ownership in a security included in the report.
---------      --------

                                   PART C

                              Company Officers

I.   Initial and Annual Report of Securities Holdings and Accounts.

You must provide the Review Officer with a complete listing of your securities accounts and any securities you beneficially own as of the date you first became
                 ----------     ------------ ---
subject to the Code's reporting requirements. You must submit the initial list within 10 days of the date you first became subject to the reporting requirements. Each following year, you must submit a revised list to the Review Officer showing your securities accounts and any securities you beneficially own
                                                 ----------     ------------ ---
as of a date no more than 30 days before you submit the list. An Initial Report form and an Annual Report form are included as Appendix C.

II.  Quarterly Reports.

Each quarter, you must report any securities transactions, as well as any
                                  ----------
securities accounts you established during the quarter. You must submit your report to the Review Officer no later than 10 days after the end of each calendar quarter. A Quarterly Report is included as Appendix B.

If you had no reportable transactions and did not open any securities accounts during the quarter, you are still required to submit a report. Please note on your report that you had no reportable items during the quarter, and return it, signed and dated.

You need not submit a Quarterly Report if the report would duplicate information contained in broker trade confirmations or account statements received by the Company, provided that all required information is contained in the broker trade confirmations or account statements and is received by the Review Officer no later than 10 days after the end of the calendar quarter. Please see the Review Officer for more information.

III. What Must Be Included In Your Reports?

You must report all transactions in securities that: (i) you directly or
                                    ----------
indirectly beneficially own or (ii) because of the transaction, you acquire
           ------------ ---
direct or indirect beneficial ownership. You also must list on the report each
                   --------------------
account in which any securities were held for your direct or indirect benefit.

IV.  What May Be Excluded from Your Reports?

You are not required to include the following securities, transactions or accounts on your reports:

          (A) Purchases or sales effected for any account over which you have no direct or indirect influence or control.

          (B) Purchases of direct obligations of the U.S. Government, bankers' acceptances, bank certificates of deposit, commercial paper, high
                                                                       ----
          quality short-term debt instruments, including repurchase agreements,
          -----------------------------------
          and shares issued by registered, open-end investment companies.

You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect beneficial
                                                                 ----------
ownership in a security included in the report.
---------      --------

                                     PART D

                            Natural Control Persons

I.   Initial and Annual Report of Securities Holdings and Accounts.

You must provide the Review Officer with a complete listing of your securities accounts and any securities you beneficially own as of the date you first became
                 ----------     ------------ ---
subject to the Code's reporting requirements. You must submit the initial list within 10 days of the date you first became subject to the reporting requirements. Each following year, you must submit a revised list to the Review Officer showing your securities accounts and any securities you beneficially own
                                                 ----------     ------------ ---
as of a date no more than 30 days before you submit the list. An Initial Report form and an Annual Report form are included as Appendix C.

II.  Quarterly Reports.

Each quarter, you must report any securities transactions, as well as any
                                  ----------
securities accounts you established during the quarter. You must submit your report to the Review Officer no later than 10 days after the end of each calendar quarter. A Quarterly Report is included as Appendix B.

If you had no reportable transactions and did not open any securities accounts during the quarter, you are still required to submit a report. Please note on your report that you had no reportable items during the quarter, and return it, signed and dated.

You need not submit a Quarterly Report if the report would duplicate information contained in broker trade confirmations or account statements received by the Company, provided that all required information is contained in the broker trade confirmations or account statements and is received by the Review Officer no later than 10 days after the end of the calendar quarter. Please see the Review Officer for more information.

III.  What Must Be Included In Your Reports?

You must report all transactions in securities that: (i) you directly or
                                    ----------
indirectly beneficially own or (ii) because of the transaction, you acquire
           ------------ ---
direct or indirect beneficial ownership. You also must list on the report each
                   --------------------
account in which any securities were held for your direct or indirect benefit.

IV.  What May Be Excluded from Your Reports?

You are not required to include the following securities, transactions or accounts on your reports:

          (A) Purchases or sales effected for any account over which you have no direct or indirect influence or control.

          (B) Purchases of direct obligations of the U.S. Government, bankers' acceptances, bank certificates of deposit, commercial paper, high
                                                                       ----
          quality short-term debt instruments, including repurchase agreements,
          -----------------------------------
          and shares issued by registered, open-end investment companies.

You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect beneficial
                                                                 ----------
ownership in a security included in the report.
---------      --------

V.  Pre-Approval of Investments in IPOs or Limited Offerings.

If you are a natural control person who controls the Company and who obtains information concerning recommendations made to the Company regarding the purchase or sale of securities by the Company, you may not directly or indirectly acquire beneficial ownership in any securities in an IPO or limited
                   --------------------                         ---    -------
offering without obtaining prior approval from the Review Officer.  The Review
--------
Officer must review each request for approval and record the decision regarding the request. Each such record must include the Review Officer's reasons supporting the decision. The Companies must maintain a record of any decision, and the reasons supporting the decision, to approve these investments for at least five years after the end of the fiscal year in which the approval is granted.

                                 APPENDIX A

                                 Definitions

                                General Note
 The definitions and terms used in this Code of Ethics are intended to mean the same as they do under the 1940 Act and the other federal securities laws.
 If a definition hereunder conflicts with the definition in the 1940 Act or other federal securities laws, or if a term used in this Code is not defined, you should follow the definitions and meanings in the 1940 Act or other federal securities laws, as applicable.

Access person means any director, trustee or officer of a Company; any employee
-------------
of a Company (or of any company in a control relationship to a Company) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of securities by a
                                     ----------------     ----------
Company or whose functions relate to the making of any recommendations with respect to the purchases or sales; and any natural person in a control
                                                               -------
relationship to a Company, who obtains information concerning recommendations made to the Company with regard to the purchase or sale of securities by the
                                       ----------------    ----------
Company.

Beneficial ownership means the same as it does under Section 16 of the
--------------------
Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder. You should generally consider yourself the "beneficial owner" of any securities in which you have a direct or indirect pecuniary (monetary) interest. In addition, you should consider yourself the beneficial owner of securities held by your spouse, your minor children, a relative who shares your home, or other persons by reason of any contract, arrangement, understanding or relationship that provides you with sole or shared voting or investment power.

Control means the same as it does under Section 2(a)(9) of the 1940 Act.
-------
Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of more than 25% of a company's outstanding voting securities is presumed to give the holder of such securities control over the company. This presumption may be countered by the facts and circumstances of a given situation.

High quality short-term debt instrument means any instrument that has a maturity
---------------------------------------
at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization (e.g., Moody's Investors Service).

Independent Director means a Director of a Company who is not an "interested
--------------------
person" of the Company within the meaning of Section 2(a)(19) of the 1940 Act.

Interested Director means a Director of a Company who is an "interested person"
-------------------
of the Company within the meaning of Section 2(a)(19) of the 1940 Act.

IPO (i.e., initial public offering) means an offering of securities registered
---
under the Securities Act of 1933 the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

                                   App. A

Limited offering means an offering that is exempt from registration under the
----------------
Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506 (e.g., private placements).

Purchase or sale of a security includes, among other things, the writing of an
------------------------------
option to purchase or sell a security.
                             --------

Security means the same as it does under Section 2(a)(36) of the 1940 Act,
--------
except that it does not include direct obligations of the U.S. Government, bankers' acceptances, bank certificates of deposit, commercial paper, high
                                                                      ----
quality short-term debt instruments, including repurchase agreements, or shares
-----------------------------------
issued by registered open-end investment companies.

A security held or to be acquired by a Fund means:  (i) any security that
  -------------------------------                           --------
within the most recent 15 days is or has been held by the Fund or is being or
                                                                     --------
has been considered by the Advisor for purchase by the Fund and (ii) any
-------------------
option to purchase or sell, and any security convertible into or exchangeable for, a security.
       --------

A security is being purchased by a Fund from the time a purchase or sale program
  --------    ---------------
has been communicated to the person who places buy and sell orders for the Fund until the program has been fully completed or terminated.

A security is being considered for purchase by a Fund when the Advisor
  --------    -----------------------------
identifies a security as such. For purposes of this Code, the Advisor considers securities on its "trade lists" as those "being considered for purchase."

Company officer means any person lawfully elected by a Board and authorized to
---------------
act on behalf of a Company.

                                   App. A

                                   APPENDIX B

                                Quarterly Report

Name of Reporting Person: ___________________________

Calendar Quarter Ended: ______________

Date Report Due: ______ 10, ____

Date Report Submitted:_____________

Securities Transactions

------------------------------------------------------------------------------------------
                                      Principal
                                       Amount,
                                       Maturity                                 Name of
              Name of                  Date and                                 Broker,
              Issuer      No. of       Interest                                Dealer or
                and       Shares         Rate                                    Bank
  Date of    Title of       (if          (if          Type of                  Effecting
Transaction  Security   applicable)  applicable)    Transaction     Price     Transaction
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

If you have no securities transactions to report for the quarter, please check here [_].

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

Securities Accounts

If you established a securities account during the quarter, please provide the following information:

--------------------------------------------------------------------------------------------------------------------------
             Name of Broker, Dealer or Bank                Date Account was Established    Name(s) on and Type of Account
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

If you did not establish a securities account during the quarter, please check here [_].

I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Code of Ethics.

Signature: ____________________________             Date: __________________

                                    App. B

                                   APPENDIX C
             Initial and Annual Reports of Securities and Accounts

                            INITIAL HOLDINGS REPORT

Name of Reporting Person: ________________________________________

Date Person Became Subject to the Code's Reporting Requirements: ________

Information in Report Dated As Of: ____________

Date Report Due: __________

Date Report Submitted:  __________

Securities Holdings

------------------------------------------------------------------------------------------------------------------
      Name of Issuer and               No. of Shares          Principal Amount, Maturity Date and Interest Rate
       Title of Security              (if applicable)         (if applicable)
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

If you have no securities holdings to report, please check here [_].

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

________________________________________________________________________________

________________________________________________________________________________

Securities Accounts

---------------------------------------------------------------------------------------------------------------
             Name of Broker, Dealer or Bank                           Name(s) on and Type of Account
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

If you have no securities accounts to report, please check here [_].

I certify that I have included on this report all securities holdings and accounts required to be reported pursuant to the Code of Ethics.

Signature: ______________________________             Date: __________________

                                    App. C

                             ANNUAL HOLDINGS REPORT

Name of Reporting Person:________________________________

Information in Report Dated As of:____________

Date Report Due: __________

Calendar Year Ended: December 31, _____

Securities Holdings

----------------------------------------------------------------------------------------------------------------------
      Name of Issuer and               No. of Shares               Principal Amount, Maturity Date and Interest Rate
       Title of Security              (if applicable)                               (if applicable)
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

If you have no securities holdings to report for the year, please check here [_].

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

________________________________________________________________________________

________________________________________________________________________________

Securities Accounts

----------------------------------------------------------------------------------------------------------------------
            Name of Broker, Dealer or Bank                 Date Account Was          Name(s) on and Type of Account
                                                             Established
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

If you have no securities accounts to report for the year, please check here [_].

I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Code of Ethics.

Signature: ______________________________             Date: __________________

                                    App. C

                                   APPENDIX D

                                 Acknowledgment


TO:       Review Officer

RE:      Acknowledgment of Code of Ethics

--------------------------------------------------------------------------------

Initial Acknowledgment: Please check here if this is an initial acknowledgment.

I CERTIFY THAT (1) I HAVE RECEIVED, READ AND UNDERSTAND THE CODE OF ETHICS, (2) I AM AWARE THAT I AM SUBJECT TO THE PROVISIONS OF THIS CODE, (3) I WILL COMPLY WITH THIS CODE, AND (4) I WILL REPORT ALL HOLDINGS, TRANSACTIONS AND ACCOUNTS THAT I AM REQUIRED TO REPORT PURSUANT TO THIS CODE.

--------------------------------------------------------------------------------
Annual Acknowledgment: Please check here if this is an annual acknowledgment.

I CERTIFY THAT (1) I HAVE RECEIVED, READ AND UNDERSTAND THE CODE OF ETHICS, (2) I AM AWARE THAT I AM SUBJECT TO THE PROVISIONS OF THIS CODE, (3) I HAVE COMPLIED WITH THIS CODE AT ALL TIMES DURING THE PREVIOUS CALENDAR YEAR, AND (4) I HAVE, DURING THE PREVIOUS CALENDAR YEAR, REPORTED ALL HOLDINGS, TRANSACTIONS AND ACCOUNTS THAT I AM REQUIRED TO REPORT PURSUANT TO THIS CODE.

--------------------------------------------------------------------------------


Name (print): ________________________

Position: ____________________________

Signature: ___________________________

Date Submitted: ______________________

Date Due: ___________________________


                                    App. D